Exhibit 99.1

PRESS RELEASE

INX Board Approves Share Repurchase Plan

HOUSTON--(BUSINESS WIRE)--INX Inc., (NASDAQ:INXI), a leading provider of IP network communications and data center solutions, announced today that its board of directors has approved the repurchase of up to an aggregate of $2 million of its Common Stock.

Under the repurchase plan, any shares repurchased must be purchased on or before December 31, 2008.  The plan calls for certain defined quantities of shares to be repurchased at certain defined share price levels in open market or privately negotiated transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, subject to market and business conditions, applicable legal requirements and other factors.  The plan calls for the repurchased shares to be retired as soon as practicable following the repurchase. The plan does not obligate the Company to purchase any particular number of shares, and may be suspended at any time at the Company’s discretion in accordance with Rule 10b-18.

Commenting on the announcement, James H. Long, INX’s Chairman & Chief Executive Officer, stated, “Over the past year INX’s financial performance has improved substantially, with our recent operating results reflecting record levels for virtually every area of measurement. Recently, the share price of the Company’s common stock has not reflected that improvement, and we believe the current price of the Company’s Common Stock represents a compelling value and a good investment for a portion of the Company’s available capital as compared to other potential uses of the Company’s capital.  The Company is generating positive and growing cash flow from earnings, and we believe it is in the best interest of the Company and its stockholders at this time to allocate a portion of the Company’s capital resources to repurchase shares of the Company’s Common Stock.”

ABOUT INX:

INX Inc. (NASDAQ:INXI - News) is a leading U.S. provider of IP communications and data center solutions for enterprise organizations. We offer a suite of advanced technology solutions focused around the entire life-cycle of enterprise IP network communications and data center infrastructure. Our services are centered on the design, implementation and support of network infrastructure, including routing and switching, wireless, security, unified communications, and data center solutions such as storage and server virtualization. Our customers include enterprises organizations such as corporations, as well as federal, state and local governmental agencies. Because of our focus, expertise and experience implementing and supporting advanced technology solutions for enterprises, we believe we are well positioned to deliver superior solutions and services to our customers. Additional information about INX can be found on the Web at www.inxi.com.

SAFE HARBOR STATEMENT:

The statements contained in this press release that are not statements of historical fact, including, but not limited to the statements regarding the Company’s expected future financial performance and the Company’s plans to repurchase shares of its Common Stock are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties.  The actual results of the future events described in the forward-looking statements in this document could differ materially from those stated in the forward-looking statements due to numerous factors. Recipients of this press release are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The Company may repurchase all $2 million of its stock authorized under the repurchase plan, or no shares of its stock, or any amount in between, and the Company may shorten the repurchase period or suspend the repurchase plan, depending on the trading price of its Common Stock, which may be positively or negatively impacted by the repurchase program, market conditions, or determinations following the date of this announcement to use the Company’s funds for other purposes.  The company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

CONTACT:

INX Inc.
Brian Fontana, Chief Financial Officer
713-795-2303
Brian.Fontana@INXI.com